                                                                 EXHIBIT 23.5




                                                              January 25, 2001


     We hereby consent to the use of our opinion letter to the Board of Directors of Eldorado Bancshares, Inc. ("Eldorado") dated December 14, 2000 to be included as an exhibit in the Form S-4 Registration Statement filed by Zions Bancorporation ("Zions") in connection with the proposed merger between Zions and Eldorado, and to all references to our firm in such Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for the purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                                  KEEFE, BRUYETTE & WOODS, INC.


                                                  By: /s/ FREDERICK W. WASSMUNDT
                                                      --------------------------
                                                  Name:  Frederick W. Wassmundt
                                                  Title: Vice President